EXHIBIT 99.2

Odyssey Semiconductor Technologies Announces Second Quarter 2022 Results

●	Achieved over 1000 volt threshold as part of vertical GaN power device development
●	Validated process for large-scale device fabrication which will be used to package devices planned for Q4 2022

ITHACA, N.Y., August 9, 2022 – Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage, vertical power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today announced its second quarter 2022 results.

CEO Commentary

“Odyssey completed important technology development milestones in Q2,” said Mark Davidson, Odyssey’s Chief Executive Officer. “The team has made substantive progress in fabricating vertical GaN power transistors for high-performance and high-power conversion in key applications such as industrial motors, electric vehicles, and renewable energy. Our 1000+ volt milestone further validates our approach to deliver industry-leading efficiency with remarkably high switching frequencies at lower price points than more expensive alternatives, including silicon carbide. Odyssey is on-track to build Gen1 engineering product samples in Q4 2022.”

“We also expect a significant sequential revenue improvement in Q3 2022. Our foundry revenue will be approximately $195,000 in the third quarter vs. $20,581 in the second quarter of 2022. This revenue is generated from our foundry services which helps to offset our cash use while our products are being developed. We’re focused on re-building our foundry services revenue to approximately $300,000 per quarter or better. Our opportunity pipeline for foundry services has recently increased to approximately the $2 million level,” concluded Davidson.

Accomplished Technology Development and Business Milestones Recently

●	Odyssey has now validated its approach to a vertical 1000+ volt transistor while the Company is extending the architecture to the next milestone of a 1200 volt rating. The existing devices will provide industry-leading efficiency with remarkably low on-resistance at high switching frequencies for reduced solution size.
●	Validated process for large-scale device fabrication.
●	Secured commitments from three customers to evaluate Gen1 engineering product samples.
●	Generated a $2 million pipeline value for foundry services. Continue to close new opportunities in foundry services. Expect approximately $195,000 in foundry service revenue in Q3 2022, a significant sequential increase. Revenue of $20,581 in Q2 2022, entirely foundry service revenues.
●	Secured and received $1.25 million bridge loan financing. Completed filing of Form S-1.
●	Positioning the Company to receive funding through CHIPS Act.

Conference Call and Webcast: Q2 2022 Results

The Company will subsequently hold a conference call and webcast scheduled at 5:00 PM ET (2:00 PM PT) on Tuesday, August 9, 2022. The conference call and webcast will consist of prepared remarks by the CEO Mark Davidson and the Chairman of the Board John Edmunds to discuss the financial results and provide a business update. Following the prepared remarks, Mark and John will be joined by CTO, Board member, and co-founder Rick Brown for a question-and-answer session Analysts and investors may pose questions to Odyssey during the live webcast on August 9, 2022.

Interested persons may access the live conference call by dialing 800-267-6316 (U.S./Canada callers) or 203-518-9783 (international callers). It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on August 23, 2022, by dialing 877-481-4010 using passcode 46312.

The live webcast and interactive Q&A will be accessed on the Company’s Investor Relations website under the Events tab at https://www.odysseysemi.com/investors/ir-calendar. The webcast will be archived on the website for future viewing.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. (www.odysseysemi.com), has developed a proprietary technology that is designed to allow for GaN to replace SiC as the leading high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contacts:

Darrow Associates

Jeff Christensen

(703) 297-6917

jchristensen@darrowir.com

Consolidated Financial Results

All financials referenced in this release are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets

Current Assets:
Cash	$604,255	$2,598,213
Accounts receivable	170	6,170
Deferred expenses	61,959	7,870
Prepaid expenses and other current assets	238,708	225,260

Total Current Assets	905,092	2,837,513
Restricted cash	103,224	103,201
Property and equipment, net	1,051,237	853,290
Operating ROU Asset	614,620	—

Total Assets	$2,674,173	$3,794,004

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$353,370	$147,947
Loan payable - short term	75,350	74,134
Lease liability - short term portion	180,353	—
Deferred revenue	75,000	10,000

Total Current Liabilities	684,073	232,081

Long-Term Lease Liability	417,602	—
Loans payable - long term	307,935	345,459
Total liabilities	1,409,610	577,540
Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 shares issued and outstanding as of June 30, 2022 and December 31, 2021	1,272	1,272
Additional paid-in capital	10,383,144	9,873,345
Accumulated deficit	(9,119,853)	(6,658,153)

Total Stockholders’ Equity	1,264,563	3,216,464

Total Liabilities and Stockholders’ Equity	$2,674,173	$3,794,004

See notes to these consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For The three and six months ended June 30,

(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenues	$20,581	$287,153	$50,519	$518,122

Cost of Revenues	23,097	361,417	54,096	744,270

Gross Profit (Loss)	(2,516)	(74,264)	(3,577)	(226,148)

Operating Expenses:
Research and development	647,705	466,042	1,016,889	619,079
Selling, general, and administrative	677,847	772,352	1,435,774	1,568,826

Total Operating Expenses	1,325,552	1,238,394	2,452,663	2,187,905

Loss From Operations	(1,328,068)	(1,312,658)	(2,456,240)	(2,414,053)

Other Income(Expense):
Forgiveness of PPP loan and other income	11	3,026	2,024	213,706
Interest expense	(3,668)	(5,451)	(7,484)	(9,847)
Net Loss	$(1,331,725)	$(1,315,083)	$(2,461,700)	$(2,210,194)

Net (Loss) Income Per Share:
Basic	$(0.10)	$(0.10)	$(0.19)	$(0.18)
Diluted	$(0.10)	$(0.10)	$(0.19)	$(0.18)

Weighted Average Number of Common Shares Outstanding:
Basic	12,726,911	12,726,911	12,726,911	12,103,599
Diluted	12,726,911	12,726,911	12,726,911	12,103,599

See notes to these consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Six Months Ended
	June 30,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(2,461,700)	$(2,210,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	509,799	1,215,396
Forgiveness of PPP loan indebtedness	—	(210,680)
Depreciation and amortization	91,392	82,598
Changes in operating assets and liabilities:
Contract assets	—	62,273
Accounts receivable	6,000	6,332
Prepaid expenses and other current assets	(13,448)	(6,288)
Deferred expenses	(54,089)	163,302
Accounts payable and accrued expenses	205,423	(42,211)
Deferred revenue	65,000	(158,467)

Total Adjustments	810,077	1,112,255

Net Cash Used In Operating Activities	(1,651,623)	(1,097,939)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	(288,883)	(21,161)
Lease of property	(16,665)	—

Net Cash Used In Investing Activities	(305,548)	(21,161)

Cash Flows From Financing Activities:
Proceeds from sale of common stock, net of costs	—	4,599,055
Proceeds from government loans	—	193,625
Repayment of government loans	(36,764)	(12,470)
Proceeds from exercise of stock options	—	68,438
Payment of deferred offering costs	—
Payment of deferred loan costs

Net Cash Provided By (Used In) Financing Activities	(36,764)	4,848,648

Net Increase (Decrease) In Cash and Restricted Cash	(1,993,935)	3,729,548

Cash and Restricted Cash - Beginning Of Period	2,701,414	375,855

Cash and Restricted Cash - End Of Period	$707,479	$4,105,403

Cash and Restricted Cash Consisted of the Following:
Cash	$604,255	$4,002,228
Restricted cash	103,224	103,175
	$707,479	$4,105,403

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$7,027	$4,400
Income taxes	$—	$—

Non-cash investing and financing activities:
Operating Lease ROU Asset	$693,683	$—

See notes to these consolidated financial statements.